EXHIBIT 5(c)(v)

                             ANNUITY ORDER TICKET
                    American General Life Insurance Company
           P.O. Box 1401   Houston, Texas 77251-1401   (800)200-3883

[American General Logo]                          [Van Kampen American Capital]
                                                          GENERATIONS
                                                          ===========
                                                        Variable Annuity

Instructions: Please type or print in permanent black ink.

NOTE: Annuity Order Ticket is not available in XX, XX, XX; or for 1035(a) Exchanges; Trustee to Trustee Transfers; Special Surrender Charge Waiver; or Immediate Annuities. If Automatic Additional Purchase Payment Option, Telephone Transfer Privilege, or Systematic Withdrawal features are desired, submit separate Service Form.

1. CONTRACT IDENTIFICATION

   ANNUITANT:__________________________  CONT.ANNUITANT(optional):____________
   ADDRESS:____________________________  ADDRESS:_____________________________
   ____________________________________  _____________________________________
   PH NO.:________ DOB:________________  PH NO.:________ DOB:_________________
   SEX:[ ]M [ ]F   SS#:________________  SEX:[ ]M[ ]F    SS#:_________________

   CONTRACT OWNER:_____________________  JOINT OWNER(optional):_______________
   ADDRESS:____________________________  ADDRESS:_____________________________
   ____________________________________  _____________________________________
   PH NO.:________ DOB:________________  PH NO.:________ DOB:_________________
   SEX:[ ]M [ ]F  TAX ID or SS#:_______  SEX:[ ]M[ ]F  Tax ID or SS#:_________

2. BENEFICIARY INFORMATION
   PRIMARY/RELATIONSHIP
   ___________________________________________________________________________
   CONTINGENT/RELATIONSHIP
   ___________________________________________________________________________

3. CONTRACT INFORMATION
   State in which business was sold ________
   Initial Purchase Payment(minimum $5,000)$____ [ ]Non-Qualified [ ]Qualified If contribution is Qualified, please check appropriate boxes in sections A and B.
   A.[ ]New Contribution/Tax Year_____ OR [ ]Rollover
   B.[ ]Type of Plan: [ ]IRA  [ ]SEP-IRA  [ ]401(k)  [ ]Other_________

4. FUND ALLOCATIONS Whole Percentages Only. Total = 100%

  [(80)Domestic Income         ____%  (85)Global Equity           ____% (90)International Magnum  ____%
   (81)Emerging Growth         ____%  (86)Government              ____% (91)Mid Cap Value         ____%
   (82)Emerging Markets Equity ____%  (87)Growth                  ____% (92)Money Market          ____%
   (83)Enterprise              ____%  (88)Growth and Income       ____% (93)U.S. Real Estate      ____%
   (84)Fixed Income            ____%  (89)High Yield              ____% (94)Value                 ____%
   Other ____________________  ____%  Other ____________________  ____% (121)1 Year Fixed Account ____%]

5. AUTOMATIC REBALANCING ($25,000 minimum)

   [ ] Check here for Automatic Rebalancing of investments, based on contract anniversary, to the variable allocations indicated below.
   Frequency:[ ]Quarterly [ ]Semiannually [ ]Annually

  [(80)Domestic Income         ____%  (85)Global Equity           ____% (90)International Magnum  ____%
   (81)Emerging Growth         ____%  (86)Government              ____% (91)Mid Cap Value         ____%
   (82)Emerging Markets Equity ____%  (87)Growth                  ____% (92)Money Market          ____%
   (83)Enterprise              ____%  (88)Growth and Income       ____% (93)U.S. Real Estate      ____%
   (84)Fixed Income            ____%  (89)High Yield              ____% (94)Value                 ____%
   Other ____________________  ____%  Other ____________________  ____%]

   NOTE: AUTOMATIC REBALANCING IS ONLY AVAILABLE FOR VARIABLE DIVISIONS.

6. DOLLAR COST AVERAGING (Use only dollars OR percentages)
   Dollar-cost average: [ ]$_____ OR _____% (whole % only)
   Begin Date:___/___/___
   Taken from the: [ ]Money Market OR [ ]1-Year Fixed Account
   Frequency: [ ]Monthly [ ]Quarterly [ ]Semiannually [ ]Annually
   Duration: [ ]12 Months [ ]24 Months [ ]48 Months [ ]60 Months

  [(80)Domestic Income         ____  (85)Global Equity           ____ (90)International Magnum  ____
   (81)Emerging Growth         ____  (86)Government              ____ (91)Mid Cap Value         ____
   (82)Emerging Markets Equity ____  (87)Growth                  ____ (92)Money Market          ____
   (83)Enterprise              ____  (88)Growth and Income       ____ (93)U.S. Real Estate      ____
   (84)Fixed Income            ____  (89)High Yield              ____ (94)Value                 ____
   Other ____________________  ____  Other ____________________  ____ (121)1 Year Fixed Account ____]

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 SPECIAL REMARKS:
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   IMPORTANT:  THIS TICKET WILL NOT BE PROCESSED IF LICENSING RECORDS INDICATE
   YOU ARE NOT CURRENTLY APPOINTED.
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 Time and Date Solicited_______________________________
 Agent/Representative Name (Please Print)_____________________________________
 Agent/Rep No.________ Phone No._________Firm No. And Name____________________